                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          The Target Portfolio Trust
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                           THE TARGET PORTFOLIO TRUST
                    (LARGE CAPITALIZATION GROWTH PORTFOLIO)

                               ONE SEAPORT PLAZA
                              NEW YORK, N.Y. 10292

                            -----------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                            -----------------------

To our Shareholders:

  Notice is hereby given that a Special Meeting of Shareholders of the Large Capitalization Growth Portfolio of The Target Portfolio Trust (the Trust) will be held at 9:00 a.m. on March 12, 1996, at 199 Water Street, New York, N.Y. 10292, for the following purposes:

    1. To approve the subadvisory agreement between Prudential Mutual Fund Management, Inc. and Oak Associates, Ltd. with respect to the Large Capitalization Growth Portfolio.

    2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

  Only shares of beneficial interest of the Portfolio of record at the close of business on January 12, 1996 are entitled to notice of and to vote at this Meeting or any adjournment thereof.

                                                           S. Jane Rose
                                                           Secretary

Dated: February 1, 1996


   WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING IN YOUR PROXY PROMPTLY.

                           THE TARGET PORTFOLIO TRUST
                               ONE SEAPORT PLAZA
                              NEW YORK, N.Y. 10292

                            -----------------------

                                PROXY STATEMENT

                            -----------------------

  This statement is furnished to the shareholders of the Large Capitalization Growth Portfolio (the Portfolio) of The Target Portfolio Trust (the Trust) by the Trustees of the Trust in connection with their solicitation of proxies for use at a Special Meeting of Shareholders (the Meeting) to be held at 9:00 a.m. on March 12, 1996 at 199 Water Street, New York, New York 10292, the Trust's principal executive office. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Special Meeting.

  The most recent annual and semi-annual reports for the Trust have previously been sent to stockholders and may be obtained without charge by writing the Trust at One Seaport Plaza, New York, New York 10292 or by calling 1-800-225-1852.

  It is expected that the Notice of Special Meeting, Proxy Statement and form of Proxy will first be mailed to shareholders on or about February 5, 1996.

  If the accompanying form of Proxy is executed properly and returned, shares represented by it will be voted at the Meeting in accordance with the instructions on the Proxy. However, if no instructions are specified, shares will be voted for the proposals. A Proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Trust or by attendance at the Meeting. If sufficient votes to approve the proposed items are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares voted at the Meeting. When voting on a proposed adjournment, the persons named as proxies will vote for the proposed adjournment all shares that they are entitled to vote with respect to each item, unless directed to disapprove the item, in which case such shares will be voted against the proposed adjournment.

  If a Proxy that is properly executed and returned accompanied by instructions to withhold authority to vote represents a broker "non-vote" (that is, a Proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power), the shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. If no instructions are received by the broker or nominee from the shareholder with reference to routine matters, the shares represented thereby may be considered for purposes of determining the existence of a quorum for the transaction of business and will be deemed cast with respect to such proposal. Also, a properly executed and returned Proxy marked with an abstention will be considered present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. However, abstentions and broker "non-votes" do not constitute a vote "for" or "against" the matter, but have the effect of a negative vote on matters which require approval by a requisite percentage of the outstanding shares.

  The close of business on January 12, 1996 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. On that date, the Large Capitalization Growth Portfolio had 14,827,461 shares of beneficial interest outstanding and entitled to vote.


  Each share of the Portfolio will be entitled to one vote at the Meeting, and fractional shares will be entitled to a proportionate fractional vote.

  Management does not know of any person or group who owned beneficially 5% or more of the outstanding shares of beneficial interest of the Portfolio.

  As of January 12, 1996, the Trustees and officers of the Trust, as a group, owned less than 1% of the outstanding shares of the Portfolio.

  The expense of solicitation will be borne by the Portfolio. The solicitation of proxies will be largely by mail. The Trustees of the Trust have authorized management to retain Shareholder Communications Corporation, a proxy solicitation firm, to assist in the solicitation of proxies for this Meeting. This cost, including specified expenses, is not expected to exceed $35,000. In addition, solicitation may include, without cost to the Portfolio, telephonic, telegraphic or oral communication by regular employees of Prudential Securities Incorporated (Prudential Securities) and its affiliates.

                                  INTRODUCTION

  The purpose of the Meeting is to seek shareholder approval of the subadvisory agreement (the Subadvisory Agreement) between Prudential Mutual Fund Management, Inc. (PMF) and Oak Associates, Ltd. (Oak). Oak assumed its advisory duties with respect to the Portfolio on November 22, 1995, and will continue to serve as an Adviser to the Portfolio subject to shareholder approval of Proposal No. 1. The Trustees have approved and recommend that shareholders approve the Subadvisory Agreement, a copy of which is included as Exhibit A. There are no changes proposed in the advisory and subadvisory fees for the Portfolio.

                            MANAGEMENT OF THE TRUST

THE TARGET PROGRAM

  The Trust consists of ten separate investment portfolios, one of which is the Portfolio. Shares of the portfolios are offered to participants in the Prudential Securities Target Program (the Target Program), an investment advisory service that provides to investors asset allocation recommendations with respect to the portfolios based on an evaluation of an investor's investment objectives and risk tolerances. The Target Program or shares of the Trust (without participation in the Target Program) are also available to banks, trust companies and other investment advisory services which maintain securities accounts with Prudential Securities. Participation in the Target Program is subject to payment of a separate investment advisory or program fee. For all accounts other than Individual Retirement Accounts (IRAs) and qualified employee benefit plans (collectively, Plans) the quarterly advisory fee is charged at a maximum annual rate of 1.5% of assets invested in equity portfolios and 1.0% of assets invested in income portfolios. For Plan accounts, the quarterly advisory fee is charged at the maximum annual rate of 1.25% of assets invested in equity portfolios and 1.35% of assets invested in income portfolios.

THE MANAGER

  Prudential Mutual Fund Management, Inc., One Seaport Plaza, New York, New York 10292, serves as the Trust's Manager under a management agreement dated as of November 9, 1992 (the Management Agreement).

  The Management Agreement was last approved by the Trustees of the Trust, including a majority of the Trustees who are not parties to such contract or interested persons of such parties (as defined in the Investment Company Act of 1940, as amended (the Investment Company Act)) (non-interested Trustees) on April 11, 1995 and was approved by the sole shareholder of the Trust on October 14, 1992.

TERMS OF THE MANAGEMENT AGREEMENT

  Pursuant to the Management Agreement, PMF, subject to the supervision of the Trust's Trustees and in conformity with the stated policies of the Trust, is responsible for managing or providing for the management of the investment of the assets of each portfolio. In this regard, PMF provides supervision of the Trust's investments, furnishes a continuous investment program for the Trust's portfolios and is responsible for the placement of purchase and sale orders for portfolio securities of the Trust and other investments. PMF has the ability to delegate this responsibility to one or more investment advisers unaffiliated with PMF (the Advisers). Currently, the Advisers to the Portfolio are Oak and Columbus Circle Investors (CCI), each of which provides investment advisory services with respect to approximately 50% of the assets of the Portfolio, as further described in Proposal No. 1.

  Pursuant to the Management Agreement with the Trust, PMF selects, subject to the review and approval of the Trustees, the Advisers for the portfolios and reviews their continued performance. The selection is based upon, among other things, the Advisers' respective areas of expertise in asset management. PMF recommends portfolio managers who have a demonstrable track record of strong relative performance. PMF also administers the Trust's business affairs, subject to the supervision of the Trustees, and, in connection therewith, furnishes the Trust with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by the Trust's Transfer and Dividend Disbursing Agent and Custodian.

  PMF has authorized any of its directors, officers and employees who have been elected as Trustees or officers of the Trust to serve in the capacities in which they have been elected. All services furnished by PMF under the Management Agreement may be furnished by any such directors, officers or employees of PMF. In connection with its administration of the corporate affairs of the Trust, PMF bears the following expenses:

    (a) the salaries and expenses of all personnel of the Trust and PMF, except the fees and expenses of Trustees not affiliated with PMF or each portfolio's Adviser;

    (b) all expenses incurred by PMF or by the Trust in connection with administering the ordinary course of the Trust's business, other than those assumed by the Trust, as described below; and

    (c) the costs and expenses payable to each Adviser pursuant to the subadvisory agreements.

  The following are the Trustees and officers of the Trust who are also affiliated with the Manager, and the nature of their affiliations:

  NAME                      POSITION WITH THE TRUST POSITION WITH THE MANAGER
  ----                      ----------------------- -------------------------
  Richard A. Redeker         President and Trustee  President, Chief Executive
                                                    Officer and Director
  Robert F. Gunia            Vice President         Executive Vice President,
                                                    Chief Financial and
                                                    Administrative Officer,
                                                    Treasurer and Director
  S. Jane Rose               Secretary              Senior Vice President,
                                                    Senior Counsel and
                                                    Assistant Secretary
  Grace C. Torres            Treasurer              First Vice President
  Marguerite E.H. Morrison   Assistant Secretary    Vice President and
                                                    Associate General Counsel
  Stephen C. Ungerman        Assistant Treasurer    First Vice President

  For its services, PMF is compensated by each portfolio of the Trust. The annual management fee rate currently paid by the Portfolio to PMF pursuant to the Management Agreement is .60 of 1% of the Portfolio's average daily net assets. Of this amount, .30 of 1% of the average daily net assets of the Portfolio is retained by PMF and .30 of 1% of the Portfolio's average daily net assets is paid to the Advisers, based upon the amount of such assets actually managed by the respective Advisers. The fee is computed daily and paid monthly. For the fiscal year ended December 31, 1995, PMF received $488,947 from the Portfolio.

  The Management Agreement provides that, if the expenses of the Trust (including the fees of PMF, but excluding interest, taxes, brokerage commissions, distribution fees and litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business) for any fiscal year exceed the lowest applicable annual expense limitation established and enforced pursuant to the statutes or regulations of any jurisdiction in which shares of the Trust are then qualified for offer and sale, the compensation due PMF will be reduced by the amount of such excess, or if such reduction exceeds the compensation payable to PMF, PMF will pay the Trust the amount of such reduction which exceeds the amount of such compensation. Any such reductions or payments are subject to readjustment during the year. No such reductions or payments were required during the fiscal year ended December 31, 1994. The Trust believes the most restrictive of such annual limitations is 2 1/2% of a portfolio's average daily net assets up to $30 million, 2% of the next $70 million of such assets and 1 1/2% of such assets in excess of $100 million.

  Except as indicated above, the Trust is responsible under the Management Agreement for the payment of its expenses, including (a) the fees payable to PMF, (b) the fees and expenses of Trustees who are not affiliated with PMF or the Adviser of each portfolio, (c) the fees and certain expenses of the Trust's Custodian and Transfer and Dividend Disbursing Agent, including the cost of providing records of the Trust and of pricing Trust shares, (d) the charges and expenses of the Trust's legal counsel and independent accountants, (e) brokerage commissions and any issue or transfer taxes chargeable to the Trust in connection with its securities transactions, (f) all taxes and corporate fees payable by the Trust to governmental agencies, (g) the fees of any trade association of which the Trust may be a member, (h) the cost of any stock certificates representing shares of the Trust, (i) the cost of fidelity and liability insurance, (j) certain organizational expenses of the Trust and the fees and expenses involved in registering and maintaining registration of the Trust and of its shares with the SEC and registering the Trust and qualifying its shares under state securities laws, including the preparation and printing of the Trust's registration statements and prospectuses for such purposes, (k) allocable communications expenses with respect to investor services and all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing reports, proxy statements and prospectuses to shareholders in the amount necessary for distribution to the shareholders and (l) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business.

  The Management Agreement provides that PMF will not be liable to the Trust for any error of judgment by PMF or for any loss suffered by the Trust in connection with the matters to which the Management Agreement relates except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The Management Agreement also provides that it will terminate automatically if assigned and that it may be terminated without penalty by the Trustees of the Trust, by vote of a majority of the Trust's outstanding voting securities (as defined in the Investment Company Act) or by the Manager, upon not more than 60 days' nor less than 30 days' written notice.

INFORMATION ABOUT PMF

  PMF is a subsidiary of Prudential Securities and an indirect, wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential). Prudential's address is Prudential Plaza, Newark, New Jersey 07102. PMF was organized in May 1987 under the laws of the State of Delaware. PMF acts as manager for the following investment companies:

    Open-End Management Investment Companies: The BlackRock Government Income Trust, Command Government Fund, Command Money Fund, Command Tax-Free Fund, The Global Government Plus Fund, Inc., The Global Total Return Fund, Inc., Global Utility Fund, Inc., Nicholas-Applegate Fund, Inc., Prudential Allocation Fund, Prudential California Municipal Fund, Prudential Diversified Bond Fund, Inc., Prudential Equity Fund, Inc., Prudential Equity Income Fund, Prudential Europe Growth Fund, Inc., Prudential Global Fund, Inc., Prudential Global Genesis Fund, Inc., Prudential Global Limited Maturity Fund, Inc., Prudential Global Natural Resources Fund, Inc., Prudential Government Income Fund, Inc., Prudential Government Securities Trust, Prudential Growth Opportunity Fund, Inc., Prudential High Yield Fund, Inc., Prudential Institutional Liquidity Portfolio, Inc., Prudential Intermediate Global Income Fund, Inc., Prudential Jennison Fund, Inc., Prudential-Bache MoneyMart Assets Fund, Inc. (d/b/a Prudential MoneyMart Assets), Prudential Mortgage Income Fund, Inc., Prudential Multi-Sector Fund, Inc., Prudential Municipal Bond Fund, Prudential Municipal Series Fund, Prudential National Municipals Fund, Inc., Prudential Pacific Growth Fund, Inc., Prudential-Bache Special Money Market Fund, Inc. (d/b/a Prudential Special Money Market Fund), Prudential Structured Maturity Fund, Inc., Prudential Tax-Free Money Fund, Inc., Prudential U.S. Government Fund, Prudential Utility Fund, Inc. and The Target Portfolio Trust.

    Closed-End Management Investment Companies: The High Yield Income Fund,
  Inc.

  Certain information regarding the directors and principal executive officers of PMF is set forth below. Except as otherwise indicated, the address of each person is One Seaport Plaza, New York, New York 10292.

        NAME          POSITION WITH PMF     PRINCIPAL OCCUPATION
        ----          -----------------     --------------------
Brendan D. Boyle    Executive Vice      Executive Vice President,
                       President,          Director of Marketing
                       Director of         and Director, PMF;
                       Marketing and       Senior Vice President,
                       Director            Prudential Securities;
                                           Chairman and Director,
                                           Prudential Mutual Fund
                                           Distributors, Inc.
                                           (PMFD)
Stephen P. Fisher   Senior Vice         Senior Vice President,
                       President           PMF; Senior Vice
                                           President, Prudential
                                           Securities; Vice
                                           President, PMFD
Frank W. Giordano   Executive Vice      Executive Vice President,
                       President,          General Counsel,
                       General Counsel,    Secretary and Director,
                       Secretary and       PMF and PMFD; Senior
                       Director            Vice President,
                                           Prudential Securities;
                                           Director, Prudential
                                           Mutual Fund Services,
                                           Inc. (PMFS)
Robert F. Gunia     Executive Vice      Executive Vice President,
                       President, Chief    Chief Financial and
                       Financial and       Administrative Officer,
                       Administrative      Treasurer and Director,
                       Officer,            PMF; Senior Vice
                       Treasurer and       President, Prudential
                       Director            Securities; Executive
                                           Vice President, Chief
                                           Financial Officer,
                                           Treasurer, and Director,
                                           PMFD; Director, PMFS
Theresa A. Hamacher Director            Director PMF; Vice
                                           President, Prudential;
                                           Vice President,
                                           Prudential Investment
                                           Corporation (PIC)
Timothy J. O'Brien  Director            President, Chief Executive
                                          Officer, Chief Operating
                                          Officer and Director,
                                          PMFD; Chief Executive
                                          Officer and Director,
                                          PMFS; Director, PMF
Richard A. Redeker  President, Chief    President, Chief Executive
                      Executive Officer   Officer and Director,
                      and Director        PMF; Executive Vice
                                          President, Director and
                                          Member of Operating
                                          Committee, Prudential
                                          Securities; Director,
                                          Prudential Securities
                                          Group, Inc.; Executive
                                          Vice President, PIC;
                                          Director, PMFD;
                                          Director, PMFS
S. Jane Rose        Senior Vice         Senior Vice President,
                      President, Senior   Senior Counsel and
                      Counsel and         Assistant Secretary,
                      Assistant           PMF; Senior Vice
                      Secretary           President and Senior
                                          Counsel, Prudential
                                          Securities

TERMS OF THE SUBADVISORY AGREEMENT

  Pursuant to the Subadvisory Agreement, Oak, subject to the supervision of PMF and the Trustees and in conformity with the stated policies of the Portfolio, manages the investment operations of its portion of the Portfolio and the composition of its portion of the Portfolio, including the purchase, retention and disposition of securities and other investments. The Adviser is compensated by PMF for the services provided and the expenses assumed pursuant to the Subadvisory Agreement.

  Oak keeps certain books and records required to be maintained pursuant to the Investment Company Act. The investment advisory services of the Adviser to the Portfolio are not exclusive under the terms of the Subadvisory Agreement and the Adviser is free to, and does, render investment advisory services to others, subject to certain limitations.

  The Subadvisory Agreement provides that the Oak shall not be liable for any error of judgment or for any loss suffered by the Trust or PMF in connection with the matters to which the Subadvisory Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Adviser's part in the performance of its duties or from its reckless disregard of duty. The Subadvisory Agreement provides that it shall terminate automatically if assigned or upon termination of the Management Agreement and that it may be terminated without penalty by the Trust, PMF or the Adviser upon not more than 60 days' nor less than 30 days' written notice.

THE DISTRIBUTOR

  Prudential Securities Incorporated (Prudential Securities), One Seaport Plaza, New York, New York 10292, is a corporation organized under the laws of the State of Delaware and serves as the Distributor of the shares of the Portfolio of the Trust under a distribution agreement dated as of November 9, 1992 (the Distribution Agreement). It is an indirect, wholly-owned subsidiary of Prudential.

TRANSFER AGENT

  Prudential Mutual Fund Services, Inc. (PMFS), Raritan Plaza One, Edison, New Jersey 08837, serves as the Transfer and Dividend Disbursing Agent of the Trust. It is a wholly-owned subsidiary of PMF. PMFS provides customary transfer agency services to the Trust, including the handling of shareholder communications, the processing of shareholder transactions, the maintenance of shareholder account records, payment of dividends and distributions and related functions. For these services, PMFS receives an annual fee per Target Program participant account. PMFS is also reimbursed for its out-of-pocket expenses, including but not limited to postage, stationery, printing, allocable communications expenses and other costs. For the fiscal year ended December 31, 1995, the Trust incurred fees of approximately $78,000 for such services to the Large Capitalization Growth Portfolio.

                      PORTFOLIO TRANSACTIONS AND BROKERAGE

  Broker-dealers may receive negotiated brokerage commissions on transactions in portfolio securities, including options and the purchase and sale of underlying securities upon the exercise of options. On foreign securities exchanges, commissions may be fixed. Orders may be directed to any broker or futures commission merchant including, to the extent and in the manner permitted by applicable law, Prudential Securities, one of the Advisers or an affiliate thereof (an affiliated broker).

  Equity securities traded in the over-the-counter market and bonds, including convertible bonds, are generally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission, although the price of the security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain money market instruments and U.S. Government agency securities may be purchased directly from the issuer, in which case no commissions or discounts are paid. The Trust will not deal with an affiliated broker in any transaction in which such affiliated broker acts as principal. Thus, for example, a portfolio will not deal with an affiliated broker-dealer acting as market maker, and it will not execute a negotiated trade with an affiliated broker-dealer if execution involves an affiliated broker-dealer acting as principal with respect to any part of the portfolio's order.

  In placing orders for securities for the portfolios of the Trust, each Adviser is required to give primary consideration to obtaining the most favorable price and efficient execution. This means that an Adviser will seek to execute each transaction at a price and commission, if any, which provide the most favorable total cost or proceeds reasonably attainable under the circumstances. While an Adviser generally seeks reasonably competitive spreads or commissions, the Trust will not necessarily be paying the lowest spread or commission available. Within the framework of this policy, an Adviser may consider research and investment services provided by brokers, dealers or futures commission merchants who effect or are parties to portfolio transactions of the Trust, an Adviser or an Adviser's other clients. Such research and investment services are those which brokerage houses customarily provide to institutional investors and include statistical and economic data and research reports on particular companies and industries. Such services are used by an Adviser in connection with all of its investment activities, and some of such services obtained in connection with the execution of transactions for an Adviser may be used in managing other investment accounts. Conversely, brokers, dealers or futures commission merchants furnishing such services may be selected for the execution of transactions for such other accounts, whose aggregate assets are far larger than the Trust's, and the services furnished by such brokers, dealers or futures commission merchants may be used by an Adviser in providing investment management for the Trust. Commission rates are established pursuant to negotiations with the broker, dealer or futures commission merchant based on the quality and quantity of execution services provided by the broker, dealer or futures commission merchant in the light of generally prevailing rates. Each Adviser's policy is to pay higher commissions to brokers, other than to an affiliated broker, for particular transactions than might be charged if a different broker had been selected, on occasions when, in an Adviser's opinion, this policy furthers the objective of obtaining best price and execution. In addition, each Adviser is authorized to pay higher commissions on brokerage transactions for the Trust to brokers, other than to an affiliated broker, in order to secure research and investment services described above, subject to review by the Trustees from time to time as to the extent and continuation of this practice. The allocation of orders among brokers and the commission rates paid are reviewed periodically by the Trustees. While such services are useful and important in supplementing its own research and facilities, the Advisers believe that the value of such services is not determinable and does not significantly reduce expenses.

  Subject to the above considerations, an affiliated broker may act as a securities broker or futures commission merchant for the Trust. In order for an affiliate of an Adviser or Prudential Securities to effect any portfolio transactions for the Trust, the commissions, fees or other remuneration received by an affiliated broker must be reasonable and fair compared to the commissions, fees or other remuneration paid to other brokers or futures commission merchants in connection with comparable transactions involving similar securities being purchased or sold during a comparable period of time. This standard would allow an affiliated broker to receive no more than the remuneration which would be expected to be received by an unaffiliated broker or futures commission merchant in a commensurate arm's-length transaction. Furthermore, the Trustees, including a majority of the Trustees who are not "interested" persons, have adopted procedures which are reasonably designed to provide that any commissions, fees or other remuneration paid to an affiliated broker are consistent with the foregoing standard.

  In accordance with Section 11(a) under the Securities Exchange Act of 1934, an affiliated broker may not retain compensation for effecting transactions on a national securities exchange for the Trust unless the Trust has expressly authorized the retention of such compensation. Section 11(a) provides that an affiliated broker must furnish to the Trust at least annually a statement setting forth the total amount of all compensation retained by such affiliated broker for transactions effected by the Trust during the applicable period. Brokerage transactions with an affiliated broker are also subject to such fiduciary standards as may be imposed by applicable law.

  For the fiscal year ended December 31, 1995 the Portfolio paid no brokerage commissions to affiliated brokers.

APPROVAL OF SUBADVISORY AGREEMENT FOR THE LARGE CAPITALIZATION GROWTH PORTFOLIO

                                (PROPOSAL NO. 1)

  On November 20, 1995, the Trustees, including a majority of the Trustees who are not parties to the Subadvisory Agreement or interested persons of such parties (as defined in the Investment Company Act) (the non-interested Trustees), unanimously approved the Subadvisory Agreement and the selection by PMF of Oak as Adviser to replace Roger Engemann Management Company, Inc.
(REMC). Oak was recommended to the Trustees by PMF after the resignation of REMC as one of the Advisers to the Portfolio, which resignation became effective November 21, 1995. The Subadvisory Agreement contains substantially the same terms and conditions as the subadvisory agreement with REMC, which was terminated as of November 21, 1995. Oak began managing its portion of the Portfolio effective November 22, 1995, and will continue as an Adviser to the Portfolio subject to shareholder approval of this Proposal No. 1. CCI continues as the other Adviser to the Portfolio. Each Adviser manages approximately 50% of the assets of the Portfolio. The Trustees recommend that shareholders approve the Subadvisory Agreement with Oak.

DESCRIPTION OF OAK

  Oak, 3875 Embassy Parkway, Suite 250, Akron, Ohio 44333, was founded in 1985. It provides investment management services to both individual and institutional clients and, as of November 15, 1995, had more than $3 billion in assets under management. Oak is registered as an investment adviser under the Investment Advisers Act of 1940. It is a limited liability company organized under the laws of the State of Ohio. James D. Oelschlager owns a controlling interest (99%) of Oak.

  With respect to portfolio management, Oak's investment approach is to invest, under normal circumstances, at least 80% of its portion of the Portfolio's assets in common stocks with at least 65% in common stocks of companies with total market capitalizations of $1.5 billion or greater. Oak makes its securities selections based upon interest rate and inflation expectations, the company's growth rate, and its price to earnings ratio, among other factors. Subject to the Trust's investment restrictions, Oak may take large positions in certain securities and sectors, which positions may subject the Portfolio to greater volatility.

  James D. Oelschlager is the controlling shareholder of the Adviser and is the portfolio manager of the portion of the Portfolio managed by Oak with the assistance of Donna Barton, Margaret Ballinger and Douglas MacKay as assistant portfolio managers. Mr. Oelschlager has been President of Oak since 1985. Ms. Barton and Ms. Ballinger have been employed as a trader and client service manager, respectively, for Oak since 1985. Mr. MacKay has been a research analyst for Oak since 1990. Messrs. Oelschlager and MacKay and Ms. Ballinger and Ms. Barton also serve as portfolio managers for Oak as investment adviser of two series of The Advisers' Inner Circle Fund, White Oak Growth Stock Fund and Pin Oak Aggressive Stock Fund.

  The business and other connections of Oak's directors and executive officers are as set forth below. Unless otherwise indicated the address of the directors and executive officers is 3875 Embassy Parkway, Suite 250, Akron, Ohio 44333.

        NAME                    POSITION              PRINCIPAL OCCUPATION
        ----          ---------------------------- ---------------------------
James D. Oelschlager  Chief Investment Officer     Chief Investment Officer
                      and Chief Executive Officer  and Chief Executive Officer
Donna Barton          Assistant Portfolio Manager  Assistant Portfolio Manager
                      and Trader                   and Trader
Margaret Ballinger    Assistant Portfolio Manager  Assistant Portfolio Manager
                      and Client Service Manager   and Client Service Manager
Douglas MacKay        Assistant Portfolio Manager  Assistant Portfolio Manager
                      and Research Analyst         and Research Analyst
Gloria Kline          Operations Manager           Operations Manager

  Oak is the investment adviser to the following investment companies:

                                            FEE                        ASSETS AS OF
          NAME OF FUND                    SCHEDULE                   DECEMBER 31, 1995
          ------------                   ---------                   -----------------
 The Advisers' Inner Circle Fund
  White Oak Growth Stock Fund            .74 of 1%                      10,791,000
  Pin Oak Aggessive Stock Fund           .74 of 1%                      15,585,000

THE SUBADVISORY AGREEMENT

  Under the Subadvisory Agreement, Oak is compensated by PMF at an annual rate of .30 of 1% of the Portfolio's average daily net assets managed by Oak. No change in the Portfolio's overall fee rate will occur if this Proposal No. 1 is approved.

  Under the Subadvisory Agreement, Oak provides the Portfolio with investment advisory services. The Subadvisory Agreement provides that it must be approved by the vote of the holders of a majority of the voting securities of the Portfolio, as defined in the Investment Company Act. If the shareholders approve the subadvisory agreement, it will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually by (i) the vote of a majority of the Trustees of the Trust or the vote of the holders of a majority of the Portfolio's outstanding voting securities, and (ii) the vote of a majority of the non-interested Trustees, cast in person at a meeting called for the purpose of voting on such approval. The Subadvisory Agreement will terminate automatically in the event of its "assignment" as defined in the Investment Company Act. The terms of the Subadvisory Agreement are described above under "Management of the Trust--Terms of the Subadvisory Agreement".

THE EVALUATION BY THE TRUSTEES

  The Trustees believe that approval of the subadvisory agreement with Oak is in the best interests of the shareholders of the Portfolio.

  In considering approval of the Subadvisory Agreement, the Trustees, including the non-interested Trustees, were provided information they deemed necessary to enable them to consider whether the Subadvisory Agreement with Oak was in the best interests of the Portfolio and its shareholders. Among other things, the Trustees considered the investment philosophy and style of Oak, and concluded that those were consistent with the investment objective and goals of the Portfolio. In addition, the Trustees considered the record of relative past performance of Oak's clients, and concluded that such past performance, after adjustment for certain risks inherent in Oak's investment style, was generally superior. Moreover, the Trustees considered Oak's stock selection experience and preferences, and concluded that in addition to such experience and preferences being appropriate for the Portfolio, Oak had an investment management technique which was complementary to CCI's. Finally, the Trustees considered Oak's personnel, facilities, financial strength, and quality of service, and concluded that Oak offered a strength of service in such areas that would be desirable for the Portfolio.

  Based upon their review, the Trustees concluded that the Subadvisory Agreement is reasonable, fair and in the best interests of the Portfolio and its shareholders, and that the fee provided in the Subadvisory Agreement is fair and reasonable. Accordingly, after consideration of the above factors, and such other factors and information as they deemed relevant, the Trustees, including the non-interested Trustees, unanimously approved the Subadvisory Agreement and voted to recommend its approval by the Portfolio's shareholders.

REQUIRED VOTE

  Proposal No. 1 must be approved by a majority of the outstanding voting securities of the Portfolio, as defined by the Investment Company Act. Under the Investment Company Act, a majority of the Portfolio's outstanding voting securities is defined as the lesser of (i) 67% of the Portfolio's outstanding voting shares represented at a meeting at which more than 50% of the Portfolio's outstanding voting shares are present in person or represented by proxy, or (ii) more than 50% of the Portfolio's outstanding voting shares. If the Subadvisory Agreement is not approved by shareholders, investment advisory services will continue to be provided to the Portfolio under the existing subadvisory agreement with CCI with respect to the portion of assets of the Portfolio managed by it and the Trustees will consider taking such further action as may be deemed appropriate. If the Subadvisory Agreement is approved by the shareholders, the agreement will continue in effect as described above.

                  THE TRUSTEES OF THE TRUST RECOMMEND THAT YOU
                        VOTE "FOR" THIS PROPOSAL NO. 1.

                                 OTHER MATTERS

  No business other than as set forth herein is expected to come before the Meeting, but should any other matter requiring a vote of shareholders arise, including any question as to an adjournment of the Meeting, the persons named in the enclosed proxy will vote thereon according to their best judgment in the interest of the Trust.

                             SHAREHOLDER PROPOSALS

  As a Delaware business trust, the Trust is not required to hold annual meetings of shareholders and the Trustees currently do not intend to hold such meetings unless shareholder action is required in accordance with the Investment Company Act or the Trust's Declaration of Trust. A shareholder proposal intended to be presented at any meeting of shareholders of the Trust hereafter called must be received by the Trust a reasonable time before the Trustees' solicitation relating thereto is made in order to be included in the Trust's proxy statement and form of proxy relating to that meeting and presented at the meeting. The mere submission of a proposal by a shareholder does not guarantee that such proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required.

                                                           S. Jane Rose
                                                           Secretary

Dated: February 1, 1996

  SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                                       EXHIBIT A

                           THE TARGET PORTFOLIO TRUST

                             SUBADVISORY AGREEMENT

  Agreement made as of this 22 day of November, 1995, between Prudential Mutual Fund Management, Inc. (PMF or the Manager), a Delaware corporation, and Oak Associates, Ltd. (the Adviser), a limited liability company organized under the laws of Ohio.

  WHEREAS, PMF has entered into a management agreement (the Management Agreement) with The Target Portfolio Trust (the Trust), a Delaware business trust and a diversified open-end management investment company registered under the Investment Company Act of 1940 (the 1940 Act), pursuant to which PMF acts as Manager of the Trust;

  WHEREAS, shares of the Trust are divided into separate series or portfolios (each a portfolio), each of which is established pursuant to a resolution of the Trustees of the Trust and the Trustees may from time to time terminate such portfolios or establish and terminate additional portfolios;

  WHEREAS, PMF has the responsibility of evaluating, recommending, supervising and compensating investment advisers to each portfolio of the Trust and shall enter into subadvisory agreements with one or more subadvisers with respect to the management of the Large Capitalization Growth Portfolio of the Trust (the Portfolio) in connection with the management of the Trust; and

  WHEREAS, the Manager desires to retain the Adviser to provide investment advisory services to the Portfolio and to manage such portion of the Portfolio as the Manager shall from time to time direct and the Adviser is willing to render such investment advisory services:

  NOW, THEREFORE, the Parties agree as follows:

  1. (a) Subject to the supervision of the Manager and of the Trustees of the Trust, the Adviser shall manage such portion of the investment operations of the Portfolio as the Manager shall direct and shall manage the composition of such portfolio, including the purchase, retention and disposition thereof, in accordance with each Portfolio's investment objectives, policies and restrictions as stated in the Prospectus (such Prospectus and Statement of

Additional Information as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus") and subject to the following understandings:

    (i) The Adviser shall provide supervision of such portion of the Portfolio's investments as the Manager shall direct and shall determine from time to time what investments and securities will be purchased, retained, sold or loaned by a Portfolio, and what portion of the assets it manages will be invested or held uninvested as cash.

    (ii) In the performance of its duties and obligations under this Agreement, the Adviser shall act in conformity with the Declaration of Trust, By-Laws and Prospectus of the Trust and the Portfolio and with the instructions and directions of the Manager and of the Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986 and all other applicable federal and state laws and regulations.

    (iii) The Adviser shall determine the securities and futures contracts to be purchased or sold by such portion of the Portfolio and will place orders with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Prudential Securities Incorporated) to carry out the policy with respect to brokerage as set forth in the Trust's Registration Statement and Prospectus or as the Trustees may direct from time to time. In providing the Portfolio with investment supervision, it is recognized that the Adviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Adviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which the Adviser's other clients may be a party. It is understood that Prudential Securities Incorporated may be used as principal broker for securities transactions but that no formula has been adopted for allocation of the Portfolio's investment transaction business. It is also understood that it is desirable for the Trust that the Adviser have access to supplemental investment and market research and security and economic analysis provided by brokers or futures commission merchants who may execute brokerage transactions at a higher cost to the Trust than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Adviser is authorized to place orders for the purchase and sale of securities and futures contracts for the Portfolio with such brokers or futures commission merchants, subject to review by the Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers or futures commission merchants may be useful to the Adviser in connection with the Adviser's services to other clients.

    On occasions when the Adviser deems the purchase or sale of a security or futures contract to be in the best interest of the Portfolio as well as other clients of the Adviser, the Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner the Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other clients.

    (iv) The Adviser shall maintain all books and records with respect to the portfolio transactions required by subparagraphs (b)(5), (6), (7),
  (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act and shall render to the Trustees such periodic and special reports as the Board may reasonably request.

    (v) The Adviser shall provide the Trust's Custodian on each business day with information relating to all transactions concerning the portion of the Portfolio's assets it manages and shall provide the Manager with such information upon request of the Manager.

    (vi) The investment management services provided by the Adviser hereunder are not exclusive, and the Adviser shall be free to render similar services to others; provided, however, that the Adviser agrees that neither it, nor any person controlled by it, nor any successor shall serve or accept retention as investment adviser, investment manager or similar service provider during the term of this Agreement and for the period of one year after the termination of this Agreement with or for the benefit of any investment company registered under the 1940 Act that seeks as a primary market for its shares asset allocation programs sponsored by U.S. broker-dealers similar in nature or market to the Prudential Securities Target Program.

  (b) Services to be furnished by the Adviser under this Agreement may be furnished through the medium of any of its directors, officers or employees.

  (c) The Adviser shall keep the Portfolio's books and records required to be maintained by the Adviser pursuant to paragraph 1(a)(iv) hereof and shall timely furnish to the Manager all information relating to the Adviser's services hereunder needed by the Manager to keep the other books and records of the Trust required by Rule 31a-1 under the 1940 Act. The Adviser agrees that all records which it maintains for the Portfolio are the property of the Trust and the Adviser will surrender promptly to the Trust any of such records upon the Trust's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof.

  (d) The Adviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Investment Advisers Act of 1940 (Advisers
Act) and other applicable state and federal regulations.

  (e) The Adviser shall furnish to the Manager copies of all records prepared in connection with (i) the performance of this Agreement and (ii) the maintenance of compliance procedures pursuant to paragraph 1(d) hereof as the Manager may reasonably request.

  2. The Manager shall continue to have responsibility for all services to be provided to the Portfolio pursuant to the Management Agreement and shall oversee and review the Adviser's performance of its duties under this Agreement.

  3. The Manager shall compensate the Adviser for the services provided and the expenses assumed pursuant to this Subadvisory Agreement, a fee at an annual rate of .30 of 1% of the average daily net assets of the portion of the Portfolio managed by the Adviser. This fee will be computed daily and paid monthly.

  4. The Adviser shall not be liable for any error of judgment or for any loss suffered by the Portfolio, the Trust or the Manager in connection with the matters to which this Agreement relates, except a loss resulting from the willful misfeasance, bad faith or gross negligence of the Adviser in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement.

  5. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Trust at any time, without the payment of any penalty, by the Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio, or by the Manager or the Adviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement.

  6. Nothing in this Agreement shall limit or restrict the right of any of the Adviser's directors, officers, or employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Adviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association, except as described in Paragraph 1(a)(vi) above.

  7. During the term of this Agreement, the Manager agrees to furnish the Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Trust or the public, which refer to the Adviser in any way, prior to use thereof and not to use material if the Adviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. Sales literature may be furnished to the Adviser hereunder by first class or overnight mail, facsimile transmission equipment or hand delivery.

  8. This Agreement may be amended by mutual consent, but the consent of the Trust must be obtained in conformity with the requirements of the 1940 Act.

  9. This Agreement shall be governed by the laws of the State of New York.

  IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                         Prudential Mutual Fund  Management,
                                         Inc.

                                         By: /s/ Robert F. Gunia
                                               Robert F. Gunia
                                               Executive Vice President

                                         Oak Associates, Ltd.

                                         By: /s/ James D. Oelschlager
                                               James D. Oelschlager
                                               Chief Executive Officer

                                    PROXY

THE TARGET PORTFOLIO TRUST
(LARGE CAPITALIZATION GROWTH PORTFOLIO)
ONE SEAPORT PLAZA
NEW YORK, NEW YORK 10292

              THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEES.

The undersigned hereby appoints S. Jane Rose, Grace C. Torres and Marguerite E.
H. Morrison as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of beneficial interest of The Target Portfolio Trust (Large Capitalization Growth Portfolio) held of record by the undersigned on January 12, 1996 at the Special Meeting of Shareholders to be held on March 12, 1996, or any adjournment thereof.

THE TRUSTEES RECOMMEND A VOTE "FOR" THE FOLLOWING PROPOSALS.

1. To approve the subadvisory agreement between Prudential Mutual Fund Management, Inc. and Oak Associates, Ltd. with respect to the Large Capitalization Growth Portfolio.

                   [_] Approve  [_] Disapprove  [_] Abstain

2.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

LOGO

(continued from other side)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign.

                                                  When signing as attorney, as
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give full title as such. If
                                                  a corporation, please sign
                                                  in full corporate name by
                                                  president or other autho-
                                                  rized officer. If a partner-
                                                  ship, please sign in part-
                                                  nership name by authorized
                                                  person.

                                           Dated: _______________________, 1996
                                           ____________________________________
                                           Signature
                                           ____________________________________
                                           Signature if held jointly

Your Vote is Important       PROXY SERVICES, PO BOX 550, NEW YORK, NY 10013-0550
--------------------------------------------------------------------------------

We have been requested to forward to you the enclosed proxy material relative to shares carried by us in your account but not registered in your name. Such shares can be voted only by us as the holder of record.

In order for your shares to be represented at the meeting, it will be necessary for us to have your specific voting instructions. Accordingly, please give your instructions over your signature on the enclosed form and return it to us promptly in the self-addressed stamped envelope, also enclosed.

It is understood that, if you sign without otherwise marking the form, the shares will be voted as recommended by the management on all matters to be considered at the meeting.

Should you wish to attend the meeting in person or have a proxy covering your shares, we shall be pleased to issue the same to you.

--------------------------------------------------------------------------------